Execution Version

MUTUAL RELEASE

This Mutual Release Agreement (this “Release Agreement”) is entered into as of August 14, 2024, by and among:

i.
KLDiscovery Inc. (“KLD”) and its direct and indirect affiliated entities set forth on the Company’s signature pages hereto (collectively, the “Company” or the “Company Parties”);
ii.
each of the undersigned lenders or investment advisors, sub-advisors, or managers of accounts that beneficially hold Term Loan Claims that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement to counsel to the Company (collectively, the “Consenting Term Loan Lenders”);
iii.
each of the undersigned lenders or investment advisors, sub-advisors, or managers of accounts that beneficially hold Revolving Credit Claims that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement to counsel to the Company (collectively, the “Consenting Revolving Lenders”);
iv.
each of the undersigned beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of funds or accounts that beneficially hold, Debenture Claims that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement to counsel to the Company (collectively, the “Consenting Debenture Holders” and, together with the Consenting Term Loan Lenders and Consenting Revolving Lenders, the “Consenting Lenders”);
v.
Carlyle, WestView Capital Partners III, L.P., Pivotal SPAC Funding, LLC, Conifer Partners, Radcliff Principal Holdings LLC, and for each of them, their affiliated funds (each a “Sponsor” and, collectively, the “Sponsors”) that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement (or a Joinder thereto) to counsel to the Company; and
vi.
each of the additional undersigned holders of Existing Equity Interests that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement (or a Joinder thereto) to counsel to the Company (together with the Consenting Lenders and the Sponsors, the “Consenting Stakeholders”).

RECITALS

WHEREAS, the Company and its Consenting Stakeholders (collectively, the “Parties” and each signatory hereto, a “Party”) have in good faith and at arms’ length negotiated or been apprised of certain out-of-court restructuring and recapitalization efforts and transactions with respect to the Company’s capital structure on the terms set forth in this Release Agreement and as specified in the Transaction Support Agreement and that certain Transaction Term Sheet, attached as Exhibit A to the Transaction Support Agreement (the “Transaction Term Sheet” and such transactions as described in the Transaction Support Agreement and the Transaction Term Sheet, the “Transactions”);

WHEREAS, the Company and the Consenting Stakeholders intend to implement the Transactions through the Exchange Agreement dated as of July 3, 2024, by and among the Company and certain of the Consenting Stakeholders (the “Exchange Agreement”), the Definitive Documents (as defined below), and this Release Agreement;

WHEREAS, subject to the terms of the Transaction Support Agreement and the Exchange Agreement, the Parties have agreed to take certain actions with respect to and in support of the Transactions;

WHEREAS, for example, Carlyle has agreed that, in exchange for the releases, exculpations, and other consideration set forth in the Transaction Support Agreement and Transaction Term Sheet (including payment of the Latham Fees and Expenses), all fees and expenses due to Carlyle or its Affiliates and principals (including any “broker” or “financing” fees, but excluding the Latham Fees and Expenses), and all Existing Equity Interests (including Contingent Shares) held by Carlyle other than KLD Common Stock, shall be cancelled, released, and discharged in exchange for no additional consideration other than as provided in the Transaction Term Sheet (the “Carlyle Settlement”);

WHEREAS, the approval by the Company Parties of the Transactions and related negotiations and agreements has been broadly delegated to the Special Review Committee of the board of directors of KLD (the “Special Review Committee”); and

WHEREAS, in exchange for the Consenting Stakeholders’ covenants, agreements, and support with respect to the Transactions (and solely with respect to Carlyle, including but not limited to the Carlyle Settlement), the Special Review Committee has determined (following lengthy discussions, including with KLD’s outside counsel and financial advisors) that is in the best interests of the Company Parties and other stakeholders to enter into this Release Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, severally and not jointly, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.
Definitions.
a.
“Affiliate” means with respect to any specified entity, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any entity shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement, or otherwise.

b.
“Agents” means, collectively, any administrative agent, collateral agent, trustee, or similar entity under the Existing Facilities Documents (as defined in the Transaction Support Agreement), including any successors thereto, in each case solely with respect to the Existing Facilities (as defined in the Transaction Support Agreement) for which holders of the underlying claims have executed and delivered counterpart signature pages to this Release Agreement.
c.
“Carlyle” means CEOF II DE I AIV, L.P.; CEOF II Coinvestment (DE), L.P.; CEOF II Coinvestment B (DE), L.P.; CEOF II DE I AIV, L.P.; CEOF II Coinvestment (DE), L.P.; and CEOF II Coinvestment B (DE), L.P.
d.
“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, or franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, asserted or assertable directly or derivatively, matured or unmatured, suspected or unsuspected, arising before or on the Effective Date, as applicable, in contract, tort, law, equity, or otherwise.
e.
“Claim” means the (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
f.
“Company Releasing Party” means each of, and in each case, in its capacity as such: (a) the Company Parties; (b) each Subsidiary Related Party; and (c) to the maximum extent permitted by law, each Related Party of each entity in clause (a) (excluding the Consenting Stakeholders).
g.
“Consenting Stakeholder Releasing Party” means each of, and in each case, in its capacity as such: (a) the Consenting Stakeholders; (b) the Agents; and (c) to the maximum extent permitted by law, each Related Party of each entity in clause (a) (excluding the Company Parties).
h.
“Definitive Documents” has the meaning set forth in the Transaction Support Agreement.
i.
“Final Order” means, as applicable, an order or judgment of any court of competent jurisdiction entered by the clerk of such court on the docket of such court, which has not been reversed, modified, amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 4 of the Federal Rules of Appellate Procedure (or other applicable rules of procedure); provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule, may be filed relating to such order, shall not cause an order not to be a Final Order.
j.
“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.
k.
“Related Party” means, with respect to any Person, each of, and in each case, in its capacity as such, the current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the managed accounts or funds of subsidiaries or affiliates), predecessors, participants, successors, assigns, subsidiaries, parent entities, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers (but excluding J.P. Morgan Securities LLC and its Affiliates), consultants, representatives, and other professionals and advisors of such Person or such Person’s Affiliates and any such Person’s or Affiliate’s respective heirs, executors, estates, and nominees.
l.
“Released Claim” means, with respect to any Releasing Party, any Claim or Cause of Action that is released by such Releasing Party under this Release Agreement.
m.
“Released Company Parties” means each of, and in each case, in its capacity as such: (a) each Company Party; (b) each Subsidiary Related Party; and (c) each Related Party of each entity in clause (a) (excluding the Consenting Stakeholders).
n.
“Released Consenting Stakeholder Parties” means each of, and in each case, in its capacity as such: (a) each Consenting Stakeholder; (b) the Agents; and (c) each Related Party of each entity in clause (a) through clause (b) (excluding the Company Parties).
o.
“Released Parties” means (i) each Company Party; (ii) each other Released Company Party; and (iii) each Released Consenting Stakeholder Party; provided, however, that clauses (ii) and (iii) of this definition shall not include: (y) any non-natural Person that is a direct equity holder of KLD (solely in their capacity as such) that fails to execute and deliver this Release Agreement immediately before the Effective Date; or (z) any Related Party (solely in its capacity as such) (for the avoidance of doubt, other than the Company Parties and subsidiaries) of any non-natural Person described in the immediately preceding clause (y).

p.
“Releasing Parties” means, collectively, each Company Releasing Party and each Consenting Stakeholder Releasing Party.
q.
“Subsidiary Related Parties” means, with respect to each direct and indirect subsidiary of KLD, each of, and in each case, in its capacity as such, the current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the managed accounts or funds of subsidiaries or affiliates), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers (but excluding J.P. Morgan Securities LLC and its Affiliates), consultants, representatives, and other professionals and advisors of such Person or such Person’s Affiliates and any such Person’s or Affiliate’s respective heirs, executors, estates, and nominees.
Section 2.
Conditions to Release Effective Date.

This Release Agreement and the Parties’ respective rights, covenants, and obligations hereunder shall become automatically and immediately effective upon the following: (i) each Party has executed and delivered its signature page to the Transaction Support Agreement and this Release Agreement and (ii) the closing of the Transactions has occurred in accordance with the Transaction Support Agreement (the “Effective Date”).

Section 3.
Releases.
(a)
Releases. For good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, from and after the Effective Date, each Released Party is hereby deemed released and discharged by each and all of the Releasing Parties, in each case, on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Persons who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of such Releasing Parties, from any and all Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of any of the Company Parties, that any of the foregoing Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of any Company Party or the holder of any Claim against, or Equity Interest in, a Company Party, based on or relating to, or in any manner arising from, in whole or in part, any act or omission, transaction, agreement, event, or other occurrence existing on or before the occurrence of the Effective Date, arising from, relating to, or in connection with the management, ownership, or operation of the Company Parties, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Transactions, the business or contractual arrangements between any Company Party and any Released Party, the Company Parties’ in- or out-of-court restructuring efforts, intercompany transactions, the Transaction Support Agreement, the Definitive Documents, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Transaction Support Agreement and the Definitive Documents, including the issuance or distribution of securities pursuant to the Transactions, or the distribution of property, if any, in connection with the Transactions or any other related agreement, or upon any other related act, or omission, transaction, agreement event, or other occurrence taking place on or before the Effective Date; provided that notwithstanding anything to the contrary set forth herein, nothing in this Release Agreement shall or shall be deemed to result in the release, waiver, or limitation of:
i.
(A) any right to indemnification (including any right to advancement of expenses) of any current or former directors, officers, or employees of any Company Party or any subsidiary of a Company Party against any Company Party or any subsidiary of a Company Party, or any of their respective insurance carriers, (B) any rights as beneficiaries of any insurance policies (in each case of (A) and (B), including, without limitation, any Claims relating to any acquisition or similar transaction entered into by a Company Party (excluding, for the avoidance of doubt, the Transactions), (1) against any seller (or its Related Parties) in such transaction or (2) under any applicable representation and warranty insurance policy or other insurance policy), (C) wages, salaries, compensation, or benefits, (D) intercompany Claims (including any Claim related solely to an intercompany transaction among the Company and/or one or more subsidiaries of the Company), or (E) any intercompany Interests in any subsidiary of a Company Party;
ii.
(A) the ability to seek specific performance under this Release Agreement, the Exchange Agreement, the Transaction Support Agreement, or the Definitive Documents; or (B) any post-Effective Date rights or obligations under this Release Agreement, the Exchange Agreement, the Transaction Support Agreement, the Definitive Documents, or any document, instrument, or agreement executed to implement the Transaction Support Agreement, including, for the avoidance of doubt, (I) the rights and obligations associated with the Consenting Stakeholders’ post-Effective Date ownership of the debt and/or equity securities contemplated thereby; (II) the rights of any Releasing Party to enforce the Transaction Support Agreement, the Exchange Agreement, and/or the Definitive Documents, including this Release Agreement; and (III) any Claims for the repayment of the outstanding Obligations (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement);
iii.
any rights, covenants, or obligations under (A) any business or contractual arrangement between any Company Party and any Released Party that (I) remains ongoing in the ordinary course after the Effective Date unrelated to the Transactions or (II) relates to the provision of ordinary course e-Discovery and/or data platform services by the Company, or (B) any existing statement of work, engagement letter or other agreement under which any Company Party provides goods or services to any Released Party, including any related invoices from subsection (iii)(A) hereof;

iv.
any Claims arising from the conduct of any Party determined by a court of competent jurisdiction by Final Order, or admitted in writing or in a plea agreement, to have been caused by, or be the result of, gross negligence, fraud, willful misconduct, or a criminal act by such Party;
v.
any Claims against any Person that is not based in whole or in part on facts that relate to or arise out of such Person’s relationship with the Company Parties (whether as an equityholder, contractual counterparty, lender, or other relationship);
vi.
any Claims against any Party who fails to execute and deliver any documentation required to be executed and delivered by such Party in connection with the Transactions; or
vii.
any defenses to any Claims that may be asserted against any Party by any other Party, including, but not limited to, any defense that this Release Agreement releases any asserted Claim or Cause of Action.

Notwithstanding anything herein to the contrary, it is agreed that (x) nothing herein shall affect the Liens (as defined in the Credit Agreement) and security interests of the Secured Parties (as defined in the Credit Agreement) or the Lenders (as defined in the Credit Agreement) on any of the Collateral (as defined in the Credit Agreement) and (y) the Secured Parties may exercise their respective rights and remedies with respect to the Collateral in the future from time to time in accordance with the terms of the Loan Documents and applicable law.

Section 4.
(a)
Releases of Unknown Claims.
i.
Each of the Releasing Parties expressly acknowledges that, although a general release under certain circumstances may not extend to Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, in this circumstance it has carefully considered and taken into account in determining to enter into this Release Agreement the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights such Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of entering into this Release Agreement or which may in any way limit the effect or scope of this Release Agreement with respect to Released Claims which such Party did not know or suspect to exist in such Party’s favor at the time of providing the releases in this Release Agreement, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in this Release Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen. For the avoidance of doubt, each of the Releasing Parties knowingly grants the releases in this Release Agreement notwithstanding that each Releasing Party may hereafter discover facts in addition to, or different from, those which such Releasing Party either now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Releasing Party expressly waives any and all rights that such Releasing Party may have under any statute or common law principle which would limit the effect of the release contained in this Release Agreement to those claims actually known or suspected to exist before the Effective Date.
ii.
Each of the Releasing Parties knowingly and voluntarily waives and relinquishes any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims, including California Civil Code § 1542 (or comparable or equivalent to California Civil Code § 1542), which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

iii.
Each of the Releasing Parties represents and warrants that it has access to adequate information regarding the terms hereof, the scope and effect of this Release Agreement, and all other matters encompassed by this Release Agreement to make an informed and knowledgeable decision with regard to entering into this Release Agreement. Each of the Releasing Parties further represents and warrants that it has not relied upon any other Party in deciding to enter into this Release Agreement and has instead made its own independent analysis and decision to enter into this Release Agreement.
iv.
Each Party agrees and acknowledges that (A) except as expressly provided in this Release Agreement, no Released Party, in any capacity, has warranted or otherwise made any representations to it or any of its Affiliates concerning any Cause of Action (including, without limitation, any representation concerning the existence, nonexistence, validity, or invalidity of any Cause of Action), (B) the validity and effectiveness of the foregoing releases in this Release Agreement do not depend in any way on any such representations or warranties or the accuracy, completeness, or validity thereof, (C) subject to any applicable fiduciary duty, no Released Party, in any capacity, has any duty to disclose or provide any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to the Releasing Parties granting a release under this Release Agreement, and (D) each such release shall remain in full force and effect even if any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) were not disclosed or provided (whether intentionally, unintentionally, or otherwise) by any Released Party to any Releasing Party, which facts or documents, if known by such Releasing Party, might have caused such Releasing Party not to execute and deliver this Release Agreement. Notwithstanding anything to the contrary contained herein, each of the Parties agrees that if any release contained in this Release Agreement shall be unenforceable against any Releasing Party, and such Releasing Party institutes or files any cause of action against any Released Party, then the releases contained in this Release Agreement shall not be effective in preventing any such Released Party from raising any defenses, objections, set-offs, recoupments, or counter-claims to such cause of action against such Releasing Party, in each case solely to the extent to offset any such cause of action. Nothing in this Section 4(a)(iv) shall be deemed to supersede, limit, alter, or change any of the clauses set forth in the provisos in Section 3(a).
(b)
Turnover of Subsequently Recovered Assets. In the event that any Releasing Party (including any successor or assignee thereof and including through any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar entity) is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any Claim, Cause of Action, or litigation against any Released Party that was validly released pursuant to this Release Agreement (or would have been released pursuant to this Release Agreement if the party bringing such claim were a Releasing Party), such Releasing Party: (i) agrees that such recovery is property of such Released Party and not the Releasing Party; (ii) shall not commingle any such recovery with any of its other assets, and (iii) shall promptly turnover and assign any such recoveries to, and is deemed to hold them in trust for, such Released Party.
(c)
Covenant Not to Sue. From and after the Effective Date, each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Person in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims, unless otherwise required by applicable federal, state, or local law.
(d)
Third Party Beneficiaries. Each Person being released pursuant to the releases and covenants contained in this Release Agreement is an intended third-party beneficiary of the releases and covenants pertaining to it and entitled to enforce such releases and covenants.
Section 5.
Miscellaneous.
(a)
Successors and Assigns. All covenants, rights, obligations, and other agreements contained in this Release Agreement by, through, or on behalf of any of the Parties bind and inure to the benefit of such Party and its respective designees, successors and permitted assigns, whether so expressed or not. This Release Agreement, and the rights and obligations of each Party, shall not be assigned by such Party without prior written consent of the other Parties.

(b)
No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Release Agreement, the Transaction Support Agreement, the Exchange Agreement, and the Definitive Documents, no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Release Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Release Agreement, the Transaction Support Agreement, the Exchange Agreement, or any of the Definitive Documents.
(c)
Entire Agreement. This Release Agreement contains the entire understanding of the Parties with respect to the releases set forth herein.
(d)
Effectiveness; Amendments. This Release Agreement shall be effective against and in favor of each Party hereto upon the occurrence of the Effective Date. Once effective, this Release Agreement may not be modified, amended, or supplemented without the prior written consent of all affected Parties.
(e)
Severability. Any provision of this Release Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(f)
Counterparts. This Release Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all the Parties. This Release Agreement may be executed and delivered by facsimile, email, or otherwise and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
(g)
Headings. The headings of the sections and subsections of this Release Agreement are inserted for convenience only and shall not affect the interpretation hereof.
(h)
Governing Law. This Release Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Delaware excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State.
(i)
Jurisdiction and Process; Waiver of Jury Trial.
i.
Each Party irrevocably and unconditionally agrees that any legal action, suit, or proceeding arising out of or relating to this Release Agreement brought by any Party shall be brought and determined in the Court of Chancery of the State of Delaware (the “Chancery Court”), provided, that if jurisdiction is not then available in the Chancery Court, then any such legal action, suit, or proceeding may be brought in any federal or state court in New Castle County, the city of Wilmington, Delaware (collectively with the Chancery Court, the “Delaware Courts”), and each Party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding. Each Party agrees not to commence any proceeding relating to this Release Agreement except in the Delaware Courts, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any Delaware Court. Each Party further agrees that, in addition to any other method to serve process permitted by applicable law, notice to the addresses set forth below each Party’s signature page hereto (as may be amended) shall constitute sufficient service of process, and each Party further waives any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Release Agreement, (A) any claim that it is not personally subject to the jurisdiction of the Delaware Courts for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (C) that (1) the proceeding in any such court is brought in an inconvenient forum, (2) the venue of such proceeding is improper, or (3) this Release Agreement, or the subject matter hereof, may not be enforced in or by such courts.
ii.
EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RELEASE AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i) Specific Performance. Each Party recognizes and acknowledges that a breach by such Party of any covenants or agreements contained in this Release Agreement will cause the other Parties to sustain damages for which such other Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, the other Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such other Parties may be entitled, at law or in equity.

(j)
Remedies Cumulative. All rights, powers and remedies provided under this Release Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.
(k)
Waiver. Any agreement on the part of a Party to a waiver of any provision of this Release Agreement shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to exercise any right, power, or remedy provided under this Release Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.
(l)
Several, Not Joint, Obligations. The agreements and obligations of each of the Parties under this Release Agreement are, in all respects, several and not joint.
(m)
Parties’ Use of Legal Counsel And Construction Of Release. Each Party hereby acknowledges that it has had the opportunity to be advised by its own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Release Agreement. The Parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release Agreement or any amendments, exhibits or schedules hereto. Each Party has entered into this Release Agreement freely and voluntarily, without coercion, duress, distress or under influence by any other Persons or its respective shareholders, directors, officers, partners, agents or employees. Each of the Parties hereby acknowledges that (i) it has read this Release Agreement and knows its contents, (ii) it understands the terms and consequences of this Release Agreement, and (iii) the terms of this Release Agreement are fair and reasonable.
(n)
Compromise. This Release Agreement is entered into in compromise of disputed claims and defenses. No act or agreement in furtherance of the release contained in this Release Agreement shall be construed in any way as an admission of fault, wrongdoing, or liability on the part of any Party.

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IN WITNESS WHEREOF, this Release Agreement has been duly executed as of the date first above written.

KLDiscovery Inc., on behalf of itself and the entities listed below

By: /s/ Dawn Wilson

Name: Dawn Wilson

Title: Chief Financial Officer

Entity
Ibas Ontrack AB
Ibas Ontrack ApS
Ibas Ontrack AS
Ibas Ontrack OY
KLDiscovery Franchising, LLC
KLDiscovery Holdings, Inc.
KLDiscovery Limited
KLDiscovery Limited
KLDiscovery Ontrack (HK) Limited
KLDiscovery Ontrack (Switzerland) GmbH
KLDiscovery Ontrack AS
KLDiscovery Ontrack BV
KLDiscovery Ontrack Canada Co.
KLDiscovery Ontrack GmbH
KLDiscovery Ontrack Information Technology Service (Shanghai) Co Ltd
KLDiscovery Ontrack K.K.
KLDiscovery Ontrack Limited
KLDiscovery Ontrack Pte Ltd
KLDiscovery Ontrack Pty Ltd.
KLDiscovery Ontrack S.L.
KLDiscovery Ontrack S.p z.o.o.
KLDiscovery Ontrack S.r.l.
KLDiscovery Ontrack Sarl
KLDiscovery Ontrack Single Member P.C.
KLDiscovery Ontrack, LLC
LD International Holdings Limited
LD International Holdings SRL
LD Topco, Inc.
Ontrack Data Recovery, LLC
KLDiscovery India Technology Services Private Limited

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[Signature Page to Mutual Release Agreement]

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[Signature Page to Mutual Release Agreement]

CEOF II DE I AIV, L.P.

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